EXHIBIT 10.2

REVOLVING CREDIT NOTE

Rochester, New York
December 2, 2015	$25,000,000.00

FOR VALUE RECEIVED, the undersigned (the “Borrower”), HEREBY PROMISES TO PAY to the order of JPMORGAN CHASE BANK, N.A. (“Lender”), at the Administrative Agent’s address at One Chase Square, 11th Floor, Rochester, NY 14643, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid amount of all Revolving Loans advanced to the Borrower by the Lender under the Credit Agreement (as hereinafter defined). Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to the Revolving Loans as determined in accordance with the Credit Agreement. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This Revolving Credit Note (this “Note”) is issued pursuant to that certain Credit Agreement dated as of December 2, 2015 by and among Graham Corporation, a Delaware corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and as a Lender, and the other Lenders party thereto (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and the holder hereof is entitled to the benefit and security of the Credit Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Revolving Loans evidenced hereby are made and are to be repaid.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and during the continuance of any Event of Default, the entire principal amount of this Note, together with all accrued interest thereon, may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Note. Except for such notices as may be required under the terms of the Credit Agreement, the Borrower waives, to the extent permitted by applicable law, presentment, demand, notice, protest and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence. Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Administrative Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loans or in its commitment to make the Revolving Loans as permitted by the Credit Agreement. The provisions of this Note shall be binding upon and inure to the benefit of such successors and assigns, except that Borrower may not assign its rights or obligations. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[signature page attached]

This Revolving Credit Note has been executed by the undersigned as of the date first referenced above.

GRAHAM CORPORATION

By: /s/ Jeffrey Glajch
Name:	Jeffrey Glajch
Title:	Chief Financial Officer

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